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                                                                       EXHIBIT 6

                 CERTIFICATE OF THE DESIGNATION, PREFERENCES,
                           RIGHTS AND LIMITATIONS OF
                           SERIES C PREFERRED STOCK
                                      OF
                        ENVIRONMENTAL SAFEGUARDS, INC.


     Environmental Safeguards, Inc. (hereinafter referred to as the "Corporation" or "Company"), a corporation organized and existing under the laws of the State of Nevada,



     DOES HEREBY CERTIFY:



     That, the Articles of Incorporation of the Corporation authorizes the issuance of 10,000,000 shares of Preferred Stock, $.001 par value per share, and expressly vests in the Board of Directors of the Corporation the authority to issue any or all of said shares in one or more series and by resolution or resolutions to establish the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions and other distinguishing characteristics of each series to be issued:



     RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, the Series C Preferred Stock, par value $.001("Series C Preferred Stock"), is hereby authorized and created, said series to consist of up to 400,000 shares, with a stated value of $10.00 per share. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof shall be as follows:



     1.  DIVIDENDS ON SERIES C PREFERRED STOCK
         -------------------------------------



          (a) The holders of Series C Preferred Stock shall be entitled to receive out of funds legally available therefor, dividends in an annual amount equal to the prime rate plus one and one-half percent (1 1/2%) as reported by NationsBank of Maryland, N.A. on the outstanding stated value of the Series C Preferred Stock (which initially is $4,000,000.00). The dividends shall be calculated as of the last day of each quarter, and shall be payable quarterly in arrears (the "Dividend Payment") with the first quarterly payment due for the quarter ending March 31, 1998. The Dividend Payment is due five (5) days after the close of each quarter. The initial dividend shall accrue from the date of issuance of the Series C Preferred Stock and shall be payable with the quarterly payment for the quarter ending March 31, 1998.



     2.  NO CONVERSION OF SERIES C PREFERRED STOCK INTO COMMON STOCK
         -----------------------------------------------------------



          The Series C Preferred Stock is not convertible into the Corporation's Common Stock.
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     3.  NO VOTING OF SERIES C PREFERRED STOCK
         -------------------------------------



          Except as required by law, each holder of Series C Preferred Stock shall not be entitled to vote on any matters.



     4.  LIQUIDATION RIGHTS
         ------------------



          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to receive out of assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to holders of any other class of capital stock of the Corporation, except Series B Convertible Preferred Stock, an amount equal to $10.00 per share, plus accumulated and unpaid dividends thereon to the date fixed for distribution ("Liquidation Amount").



          (b) A consolidation or merger of the Corporation (in the event that the Corporation is not the surviving entity) or sale of all or substantially all of the corporation's assets shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 4. In the event of such a liquidation as contemplated by this Section 4(b), the holders of Series C Preferred Stock shall be entitled to receive an amount equal to the Liquidation Amount



          (c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which involves the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of this Series C Preferred Stock other preferred stock, and the holders of shares of Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series C Preferred Stock of the appraiser's valuation.



          5.  REDEMPTION AT THE DISCRETION OF THE CORPORATION
              -----------------------------------------------



          (a) The Corporation, at its sole discretion, may redeem any and/or all of the shares of Series C Preferred Stock as may be outstanding from time to time (the "Redemption Date"), upon thirty days written notice to holders (the "Redemption Notice").



          (b) The Redemption Price (the "Redemption Price") for each share of Series C Preferred Stock shall be $10.00, plus accumulated and unpaid dividends thereon to the date fixed for redemption.



          (c) The notice required by clause 5(a) above shall be delivered by the

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          Corporation to each holder of record of Series C Preferred Stock, at such holder's address as shown on the records of the Corporation; provided, however, that the Corporation's failure to give such Redemption Notice shall in no way affect the Corporation's right to redeem the Series C Preferred Stock.



          (d) The Redemption Notice shall contain the following information:



               (i) the Redemption Date and the Redemption Price; and



               (ii) the number of shares of Series C Preferred Stock being redeemed.



          (e) Surrender of Certificates.  Each holder of shares of Series C
              -------------------------
          Preferred Stock to be redeemed shall surrender the certificate(s) representing such shares to the Corporation at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares as set forth in this Section 5 shall be paid to the order of the person whose name appears in such certificate(s) and each surrendered certificate shall be canceled and retired. In the event some but not all of the shares of Series C Preferred Stock represented by a certificate(s) surrendered by a holder are being redeemed, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series C Preferred Stock which were not redeemed.



          (f) All shares of Series C Preferred Stock so redeemed shall have the status of authorized but unissued Series C Preferred Stock, but such shares so redeemed shall not be reissued as shares of the series of Series C Preferred Stock created hereby.

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     IN WITNESS WHEREOF, ENVIRONMENTAL SAFEGUARDS, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by JAMES S. PERCELL, its president, and RONALD BIANCO, its assistant secretary, this 17th day of December, 1997.

                              ENVIRONMENTAL SAFEGUARDS, INC.



                              By /s/ James S. Percell
                                ----------------------------------------
                                JAMES S. PERCELL, President



                              By /s/ Ronald Bianco
                                ----------------------------------------
                                RONALD BIANCO, Assistant Secretary



THE STATE OF TEXAS  (S)

                    (S)

COUNTY  OF  HARRIS  (S)


     BEFORE ME, the undersigned authority, on this day personally appeared James
S. Percell, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.



     GIVEN UNDER MY HAND AND SEAL of office this 17th day of December, 1997.



                              /s/ Vivian A. Tipps
                              -----------------------------------------
                              NOTARY PUBLIC IN AND FOR
                              THE STATE OF TEXAS



THE STATE OF TEXAS  (S)

                    (S)

COUNTY  OF  HARRIS  (S)


     BEFORE ME, the undersigned authority, on this day personally appeared Ronald Bianco, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

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     GIVEN UNDER MY HAND AND SEAL of office this 17th day of December, 1997.



                              /s/ Vivian A. Tipps
                              ------------------------------------------
                              NOTARY PUBLIC IN AND FOR
                              THE STATE OF TEXAS

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